As filed with the Securities and Exchange Commission on December 14, 2001.

Registration No. _________

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

______________________

LCA-VISION INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		11-2882328 (I.R.S. Employer Identification No.)
7840 Montgomery Road Cincinnati, Ohio 45236 (513) 792-9292

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

________________

Stephen N. Joffe

LCA-Vision Inc.

7840 Montgomery Road

Cincinnati, Ohio 45236

(513) 792-9292

Fax: (513) 792-5620

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copy to:

Charles F. Hertlein, Jr.

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio 45202

(513) 977-8315

Fax: (513) 977-8141

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

_________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _____

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, please check the following box. _X_

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	6,602,226	$0.82	$5,413,825.31	$1,353.46

(1) Also includes an indeterminate number of shares of Common Stock that may become issuable to prevent dilution resulting from stock splits, stock dividends and conversion price or exercise price adjustments, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported on December 11, 2001.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION - DATED DECEMBER 14, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

6,602,226 Shares

LCA-VISION INC.

Common Stock

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Summit Autonomous Inc., the shareholder of LCA-Vision Inc. listed in this Prospectus, is offering its shares of LCA-Vision Inc. common stock for sale to the public at prevailing market prices by means of this prospectus. LCA-Vision Inc. itself is not offering any shares of stock for sale and will not receive any proceeds from this offering. LCA-Vision Inc. common stock is traded on The Nasdaq National Market under the trading symbol LCAV. As of December 13, 2001, the latest practicable date, the price of LCA Vision Inc. common stock on The Nasdaq National Market was $.74 per share. Our principal address is 7840 Montgomery Road, Cincinnati, Ohio 45236. Our main telephone number at this address is (513) 792-9292.

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An investment in LCA-Vision Inc. common stock could be risky, and we urge you to read the information described under the "Risk Factors" heading beginning on page 1.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is December 14, 2001

TABLE OF CONTENTS

LCA-VISION INC.	1
RISK FACTORS	1
THE OFFERING	2
SELLING SHAREHOLDER	3
PLAN OF DISTRIBUTION	3
LEGAL MATTERS	5
EXPERTS	5
WHERE TO FIND MORE INFORMATION	5
FORWARD-LOOKING STATEMENTS	6

LCA-VISION INC.

We are a leading developer and operator of free-standing laser refractive eye surgery centers. Our laser refractive eye surgery centers provide the facilities, equipment and support services for performing various corrective eye surgeries that employ state-of-the-art laser technologies. We have Bausch & LombTM and VISXTM lasers in each of our U.S. centers. They can be used for correcting nearsightedness, farsightedness and some forms of astigmatism. Only excimer lasers approved by the FDA are used in our U.S. centers.

RISK FACTORS

You should be aware that there are various risks associated with our business, which are described below. You should carefully consider these risk factors before you decide to purchase our common stock from the selling shareholder.

Recent losses could negatively affect our business.

We reported net losses for each of the two fiscal years ended December 31, 1998 and December 31, 2000 and for the quarter ended September 30, 2001. If such results continue, they could have a negative effect on our business.

The current downturn in the economy could negatively affect our business.

Laser eye surgery is a luxury item for consumers. If the economy continues to worsen or we remain in a recession, consumers could be less likely to decide to have laser eye surgery. As consumers have less disposable income or have less confidence in the economy, they are less likely to purchase such luxury items. The tragic events of September 11 have contributed to the uneasiness and the decrease in consumer confidence. If this uneasiness among consumers continues and the economy does not improve, our business could be negatively affected.

If laser eye surgery does not achieve broad customer acceptance, we might not achieve consistent long-term profitability.

The laser eye surgery industry is relatively new, so we cannot be certain that enough people will choose to have laser eye surgery in our centers to make us consistently profitable. A number of factors could contribute to laser eye surgery not becoming broadly accepted. These factors include:

- the relatively high cost of the surgery and the fact that it is not usually covered by insurance

- traditional treatments, such as eyeglasses and contact lenses, are effective and much less expensive

- possible short-term side effects, including post-operative pain, corneal glaze during healing, glare/halo effects, diminished vision in low light, corneal ulcers and other healing disorders

- possible long-term side effects of the surgery which are not presently known

- the fact that many people are resistant to having surgery that is not absolutely necessary

If we cannot become consistently profitable, we could fail to meet our obligations when they come due. In that case, if our creditors sought to satisfy amounts owed them, their actions could have a material adverse effect on our business, financial condition and results of operations.

If technological change occurs which renders our equipment or services obsolete and we are financially or otherwise unable to upgrade our equipment or services, LCA-Vision could be adversely affected.

Newer technologies, techniques or products for the treatment of refractive vision disorders could be developed with better performance than the excimer laser technology we use. The availability of new and better ophthalmic laser technology or other surgical or non-surgical methods for correcting refractive vision disorders could have a significantly negative impact on our business. If a new and superior product or technique is introduced which we would like to use in our centers, we might not have access to sufficient funds to make the capital expenditures required to acquire such new technology.

If a better-financed or lower-cost provider of laser surgery or other, competitive vision treatments forces us to cut our laser surgery prices in a particular geographic area, our revenues will probably decline.

Laser eye surgery competes with other surgical and non-surgical treatments for refractive eye disorders, including eyeglasses, contact lenses, other types of refractive surgery and other technologies currently under development. Among providers of laser refractive surgery, competition will come from firms similar to us and from hospitals, hospital-affiliated group entities, physician group practices and private ophthalmologists that, in order to offer laser refractive surgery to patients, purchase or rent excimer lasers. Suppliers of conventional eyeglasses and contact lenses, such as optometry chains, also may compete with us by purchasing laser systems and offering laser eye surgery to their customers. We cannot guarantee that our management, operation and marketing plans will be successful in meeting this variety of competition. If more competitors offer laser eye surgery or other competitive types of vision treatments in a given geographic market, we might find it necessary to reduce the prices we charge. If that were to happen, we cannot assure you that we could make up for the reduced profit margin by increasing the number of procedures we perform. In that case, our corporate revenues could decrease. Further, it is possible that our competitors' access to capital and/or financing will give them an advantage against us.

If our stock is delisted from the Nasdaq National Market, it could negatively affect our business.

Nasdaq rules and regulations generally require a stock listed on its National Market to maintain a price of $1.00 per share in order to continue to be listed. However, in the aftermath of the events of September 11, 2001, this requirement has been temporarily suspended until January 2, 2002. Our stock price recently has been below this level. If it remains below $1.00 per share after January 2, 2002 for 30 consecutive days, we will be at risk of being delisted from the Nasdaq National Market.

If we are unable to attract and retain quality surgeons, our business could be negatively affected.

Our revenues are generated by physicians who work for us or contract with us to perform surgeries. In states where the corporate practice of medicine is prohibited, we contract with professional corporations for physicians to perform surgeries exclusively at our facilities. In other states, we directly hire physicians to work exclusively for us. The retention of qualified surgeons is a critical factor in the success of our centers. However, it is sometimes difficult for us to hire and/or retain quality surgeons. If we are unable to consistently attract, hire and retain quality physicians, our business could be negatively affected.

THE OFFERING

In 1997, LCA-Vision Inc. purchased all of the stock of Refractive Centers International, Inc. from Summit Technology, Inc. As part of those transactions, Summit Technology, Inc. negotiated for and received a registration rights agreement which gives Summit Technology, Inc. the right to require us to file a registration statement with the Securities and Exchange Commission which would be available for Summit Technology, Inc. to use in case it decided to sell its restricted stock.

The restricted stock granted to Summit Technology, Inc. was in the form of our common stock, $.001 par value.

SELLING SHAREHOLDER

The selling shareholder is Summit Autonomous Inc., a Massachusetts corporation (formerly known as Summit Technology, Inc.). For ease of reference, we will refer to Summit Autonomous, Inc. as the "selling shareholder." The selling shareholder is a wholly owned subsidiary of Alcon Holdings Inc., a Delaware corporation, which is a wholly owned subsidiary of Nestle S.A., a Swiss corporation. The selling shareholder will receive all of the proceeds from any sales of common stock. The selling shareholder will pay any underwriters' fees, commissions or discounts associated with its sale of the shares pursuant to this prospectus. However, we are contractually obligated to pay all costs and expenses of registration. The selling shareholder owns 6,602,226 shares of common stock, representing approximately 14.2% of the outstanding shares, all of which may be sold pursuant to this prospectus. The registration statement of which this prospectus is a part was filed at the request of the selling shareholder pursuant to a registration rights agreement between us and the selling shareholder.

The selling shareholder is a party to a shareholders' agreement with Stephen N. Joffe, Sandra F.W. Joffe and Craig P.R. Joffe (referred to as the "Joffes") and us, pursuant to which the selling shareholder and the Joffes have agreed to vote for certain designated nominees as our directors and have agreed to a procedure for selecting alternate nominees if any of the designated nominees are unable or unwilling to serve. The shareholders' agreement will terminate on August 18, 2002 or, if earlier, on the date on which the selling shareholder owns less than 5% of the outstanding shares of our common stock. We have purchased products from affiliates of the selling shareholder, including post-operative kits, from time to time in the ordinary course of our business.

PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, dispose of the shares being sold under this prospectus in one or more transactions, which may involve:

- ordinary brokerage transactions and transactions in which the broker solicits purchasers;

- sales on the Nasdaq National Market, or any other principal market on which our shares trade at the time of sale, including directly with market makers acting as principal;

- privately-negotiated transactions, which include direct sales to purchasers and sales effected through agents;

- a block trade in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker or dealer as principal and resale by that broker or dealer for its own account;

- an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

- transactions otherwise than in the over-the-counter market;

- the writing of put or call options on the securities;

- short sales of the shares and transactions covering short sales;

- the pledge of the security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves sell or transfer the securities or their interest in such securities;

- the transfer of the securities by the selling shareholder to its shareholders or affiliates; or

- a combination of any of the above.

The sale price pursuant to this prospectus may be:

- a fixed price;

- the market price prevailing at the time of sale;

- a price related to such prevailing market price;

- a negotiated price; or

- any other price the selling shareholder may determine, including sales below the market price.

In addition, the selling shareholder may also sell the shares in private transactions or under Rule 144, rather than pursuant to this prospectus. The selling shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time. Market makers acting as principals, or brokers or dealers acting as agents for the selling shareholder or their customers, may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of shares for whom such brokers or dealers may act as agents or to whom they may sell as principal or both, which compensation as to a particular broker or dealer might be in excess of customary commissions.

Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling shareholder will attempt to sell the shares in block transactions to market makers or other purchasers at a price per share which may be below the then current market price. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The selling shareholder cannot ensure that all or any of the shares offered pursuant to this prospectus will, in fact, be sold by the selling shareholder or that the selling shareholder will not sell, gift or otherwise transfer any shares by any other means not described in this prospectus.

Any brokers, dealers or agents may deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with the sale of the shares offered pursuant to this prospectus. Accordingly, any discounts, concessions or commissions such broker, dealer or agent receives may be deemed to be underwriting compensation under the Securities Act of 1933. To our knowledge, there are currently no plans, arrangements or agreements between the selling shareholder and any broker, dealer or agent regarding the sale of shares by the selling shareholder pursuant to this prospectus, and there is no assurance that any such plans, arrangements or agreements will be entered into. If the selling shareholder enters into such a material plan, arrangement or agreement (other than for ordinary and customary trading fees, discounts, concessions or commissions) with a broker, dealer or agent, acting as principal, a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933 or a post-effective amendment to the registration statement, if required, will be filed and distributed, disclosing, in addition to those items previously mentioned:

- the name of such broker, dealer or agent;

- the number of shares involved;

- the price at which such shares are to be sold;

- the commissions paid or discounts or concessions allowed to such broker, dealer or agent where applicable; and

- other facts material to the transaction.

In order to comply with securities laws of certain jurisdictions, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be sold unless the shares have been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The selling shareholder and any other persons participating in the sales of the shares pursuant to this prospectus may be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under such Act, including, without limitation, Regulation M. In general, Regulation M prohibits any person connected with a distribution of our shares from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of our shares. We have advised the selling shareholder that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholder and any of its affiliates. The selling shareholder has advised us that, during the time that the selling shareholder may be engaged in sales of shares registered under this prospectus, it will comply with Regulation M under the Securities Exchange Act of 1934.

The selling shareholder will pay any underwriters' fees, commissions or discounts associated with its sale of the shares pursuant to this prospectus. However, we are contractually obligated to pay all costs and expenses of registration. We have also agreed to indemnify the selling shareholder and its officers, directors, affiliates and partners, and each person who controls the selling shareholder against certain liabilities, including liabilities under the Securities Act of 1933, or if such indemnity is unavailable, to contribute to payments the selling shareholder or such persons may be required to make in respect of such liabilities.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by our counsel, Dinsmore & Shohl LLP, Cincinnati, Ohio.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE TO FIND MORE INFORMATION

Government Filings. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any documents that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Public Reference Room imposes a nominal fee for copying requested documents. The SEC maintains an Internet Site that contain reports, proxy and information statements and other information about us. You may obtain our SEC filings free of charge at the SEC's website at http://www.sec.gov. Our SEC file number is 0-27610. You may access other information about us free of charge at our website at www.lca-vision.com.

Information Incorporated by Reference. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supercede previously filed information, including information included in this document.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

1. Our Annual Report on Form 10-K, which includes sections from our Annual Report to Stockholders for the year ended December 31, 2000.

2. Our Proxy Statement dated April 9, 2001

3. Our Quarterly Reports for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

4. The description of the common stock contained in our Registration Statement on Form S-3 effective June 30, 1999.

5. Our Current Reports on Form 8-K filed on the following dates: January 9, 2001; February 7, 2001; February 8, 2001; February 15, 2001; March 9, 2001; March 30, 2001; April 4, 2001; May 3, 2001; June 25, 2001; August 1, 2001; September 12, 2001; October 9, 2001; November 1, 2001; November 19, 2001.

You may request free copies of these filings by writing or telephoning us at the following address:

Alan H. Buckey Vice President-Finance and Chief Financial Officer LCA-Vision Inc. 7840 Montgomery Road Cincinnati Ohio 45236 Telephone: 513-792-9292

FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" that include statements regarding the intent, belief or current expectations of LCA-Vision Inc., our directors or our executive officers about the many factors which could affect our business, some of which are:

- trends affecting our financial condition or results of operations

- our business and growth potential

- various risk factors

- pro forma financial data

You should be aware that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. We have identified several important factors that could cause these sorts of differences in the section above entitled "Risk Factors".

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of the expenses (all but the SEC fees are estimates) in connection with the sale of the securities being registered hereunder. All such expenses will be borne by the Company.

SEC registration fees	$1,353.46
Legal fees and expenses	$5,000.00
Accounting fees and expenses	$5,000.00
Miscellaneous	$646.54

Total	$12,000.00

Item 15. Indemnification of Directors and Officers

The Company's Amended Bylaws provide that each person who is made a party or is otherwise involved in an action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL") against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The intent of the Company's Amended Bylaws is to make indemnification for directors and officers mandatory rather than permissive. In addition, the Amended Bylaws provide that the Company may pay a director's or officer's expenses incurred in defending any such proceeding, in advance of the proceeding's final disposition, provided that the director or officer delivers to the Company an undertaking to repay all advanced amounts if it is ultimately determined that he is not entitled to be indemnified under Delaware law. To the extent that an officer or director is successful on the merits in any proceeding, Delaware law mandates indemnification for expenses, including attorneys' fees. The Company's Amended Bylaws also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 16. Exhibits

Each of the following exhibits is filed or incorporated by reference in this Registration Statement.

Exhibit
Number	Description of Exhibit
(5) and (23.1)	Opinion and consent of Dinsmore & Shohl LLP, counsel to the Registrant.
(23.2)	Consent of PricewaterhouseCoopers LLP
(24)	Powers of Attorney (included on signature page)

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Item 17. Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) Incorporating subsequent Exchange Act filings. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) Reliance on Rule 430A. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 14th day of December, 2001.

LCA-VISION INC.

By: /s/ Stephen N. Joffe Stephen N. Joffe Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen N. Joffe, M.D. and Alan H. Buckey, and each of them, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas E. Wilson Thomas E. Wilson	Chief Executive Officer (Principal Executive Officer)	December 14, 2001

/s/ Alan H. Buckey Alan H. Buckey	Vice President-Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

December 14, 2001

/s/ John C. Hassan John C. Hassan	Director	December 14, 2001

/s/ Stephen N. Joffe, M.D. Stephen N. Joffe, M.D.	Director	December 14, 2001

______________________ John H. Gutfreund	Director

/s/ William O. Coleman William O. Coleman	Director	December 14, 2001

Exhibit Index

Exhibit Number	Description of Exhibit
(5) and (23.1)	Opinion and consent of Dinsmore & Shohl LLP, counsel to Registrant
(23.2)	Consent of PricewaterhouseCoopers LLP
(24)	Power of Attorney (included on signature page)

Exhibits 5 and 23.1

Charles F. Hertlein

(513) 977-8315

December 14, 2001

LCA-Vision, Inc.

7840 Montgomery Road

Cincinnati, Ohio 45236

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-3, prescribed pursuant to the Securities Act of 1933, to be filed by LCA-Vision, Inc. (the "Company") with the Securities and Exchange Commission on or about December 14, 2001, under which 6,602,226 shares of the Company's Common Stock, $.001 par value ("Common Stock") are to be registered.

We hereby consent to the filing of this opinion as Exhibits 5 and 23.1 to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Amended Certificate of Incorporation and Amended Bylaws and the records of proceedings of the stockholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

2. Such 6,602,226 shares of Company Common Stock are legally and validly issued and outstanding, fully-paid and nonassessable.

Very truly yours, DINSMORE & SHOHL LLP

/s/ Charles F. Hertlein, Jr. Charles F. Hertlein, Jr.

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2001 relating to the consolidated financial statements, which appears in LCA-Vision Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cincinnati, Ohio

December 13, 2001